MODIFICATION OF BUSINESS LOAN AGREEMENT

This Modification of Business Loan Agreement is dated December 28, 2012 between SOLAR POWER, INC. ("Borrower") and CATHAY BANK, a California Banking Corp. ("Lender").

Borrower and Lender entered into a Business Loan Agreement dated June 15, 2012 (the "Agreement"). For good and valuable consideration, Borrower and Lender hereby agree to modify the Agreement as follows:

1. To delete the "Minimum Income & Cash Flow Requirement" provision on page 2 in its entirety.

2. To revise and re-state "Guaranties" provision on page 3: Prior to modification and disbursement of any Loan proceeds, Borrower agrees it will cause LDK SOLAR CO., LTD, to execute an unlimited guaranty.

3. To add "Subordination" provision under Affirmative Covenants on page 3: Prior to modification and extension of any Loan proceeds, furnish Lender a subordination agreement executed by LDK SOLAR CO., LTD, in the amount of $26,000,000.00.

Continuing Validity. Except as expressly modified above, the terms of the original Business Loan Agreement, and any Related Documents shall remain unchanged and in full force and effect. Consent by Lender to this Modification does not waive Lender's right to require strict performance of any and all of the Loan Documents nor obligate Lender to make any future modifications. Nothing in this Modification shall constitute a satisfaction of the promissory notes or other Loan Documents. It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties and all such parties shall not be released by virtue of this Modification. If any person who signed the original Agreement, and any Related Documents does not sign this Modification, then all persons signing below acknowledge that this Modification is given conditionally, based on the representation to Lender that the non-signing person consents to the changes and provisions of this Modification or otherwise will not be released by it. This waiver applies not only to any initial extension or modification but also to all such subsequent actions.

PRIOR TO SIGNING THIS MODIFICATION, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND ANY AND ALL RELATED DOCUMENTS.

AGREED TO AND ACCEPTED:
BORROWER:
SOLAR POWER, INC.

By: ______________________
Authorized Signer

LENDER:
CATHAY BANK, a California Banking Corp.

By: ______________________
Jane Ho, Senior Vice President